Registration No. 333-_________

   As filed with the Securities and Exchange Commission on September 16, 2009

                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              ___________________

                                    FORM S-8

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933


                           Jacksonville Bancorp, Inc.
             (Exact Name of Registrant as Specified in its Charter)

            Federal                                   33-1002258
 (State or Other Jurisdiction of           (I.R.S. Employer Identification No.)
  Incorporation or Organization)

                             1211 West Morton Avenue
                          Jacksonville, Illinois 62650
                    (Address of Principal Executive Offices)


         Jacksonville Savings Bank 401(k) Profit Sharing Plan and Trust
                            (Full Title of the Plan)


                                   Copies to:

       Mr. Richard A. Foss                         Alan Schick, Esquire
President and  Chief Executive Officer      Luse Gorman Pomerenk & Schick, P.C.
    Jacksonville Bancorp, Inc.              5335 Wisconsin Ave., N.W., Suite 780
     1211 West Morton Avenue                    Washington, DC 20015-2035
  Jacksonville, Illinois 62650                        (202) 274-2000
        (217) 245-4111
 (Name, Address and Telephone
  Number of Agent for Service)


Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Securities Exchange Act of 1934, as amended. (Check one):

Large accelerated filer [ ]   Accelerated filer  [ ]   Non-accelerated filer [ ]
Smaller reporting company [X]
                  (Do not check if a smaller reporting company)

                           --------------------------

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. [X]

                         CALCULATION OF REGISTRATION FEE

====================================================================================================================

         Title of                                     Proposed               Proposed
        Securities                Amount               Maximum                Maximum               Amount of
          to be                   to be            Offering Price            Aggregate            Registration
        Registered            Registered(1)           Per Share           Offering Price               Fee
--------------------------------------------------------------------------------------------------------------------

Participation Interests             (1)                  __                     __                     (2)
--------------------------------------------------------------------------------------------------------------------

-----------------------
(1)  Pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.
(2)  Pursuant to Rule 457(h)(3) no registration fee is required to be paid.

                         ------------------------------

     This   Registration   Statement  shall  become  effective  upon  filing  in
accordance with Section 8(a) of the Securities Act of 1933 and 17 C.F.R. ss. 230.462.

PART I.

Items 1 and 2. Plan Information and Registrant Information and Employee Plan Annual Information

     This Registration Statement relates to the registration of an indeterminate number of participation interests in the Jacksonville Savings Bank 401(k) Profit Sharing Plan (the "Plan"). Documents containing the information required by Part I of the Registration Statement have been or will be sent or given to participants in the Plan, as specified Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act").

     Such documents are not being filed with the Commission, but constitute (along with the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II hereof) a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II.

Item 3. Incorporation of Documents by Reference

        The following documents previously or concurrently filed with the Commission are hereby incorporated by reference in this Registration Statement:

        a) The Company's Annual Report on Form 10-K for the year ended December 31, 2008 (File No. 000-49792), filed with the Commission on March 20, 2009, pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended;

        b) All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, since the end of the year covered by the Annual Report on Form 10-K referred to in (a) above; and

        c) The description of the Company's common stock contained in the Registration Statement on Form 8-A filed with the Commission on May 2, 2002 (File No. 000-49792).

        d) The Company's Form 11-K for the Jacksonville Savings Bank 401(k) Profit Sharing Plan for the year ended December 31, 2008 (File No. 000-49792), filed with the Commission on June 15, 2009, pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended.

        All documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended, after the date hereof, and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference into this Registration Statement and to be a part thereof from the date of the filing of such documents. Any statement contained in the documents incorporated, or deemed to be incorporated, by reference herein or therein shall be deemed to be modified or superseded for purposes of this Registration Statement and the prospectus to the extent that a statement contained herein or therein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein or therein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement and the prospectus.

        All information appearing in this Registration Statement and the prospectus is qualified in its entirety by the detailed information, including financial statements, appearing in the documents incorporated herein or therein by reference.

Item 4. Description of Securities

        Not applicable.

Item 5. Interests of Named Experts and Counsel

        None.

Item 6. Indemnification of Directors and Officers

        Article VII of the Bylaws of Jacksonville Bancorp, Inc. (the "Company") sets forth circumstances under which directors, officers, employees and agents of the Company may be insured or indemnified against liability which they incur in their capacities as such.

ARTICLE VII. INDEMNIFICATION

        The Company shall indemnify its directors, officer, and employees in accordance with the following requirements:

        (a) Definitions and rules of construction.

            (1) Definitions for purposes of this Article

                (i)   Action.   The  term   "action"   means  any   judicial  or
administrative proceeding, or threatened proceeding, whether civil, criminal, or otherwise, including any appeal or other proceeding for review;

                (ii) Court. The term "court" includes, without limitation, any court to which or in which any appeal or proceeding for review is brought.

                (iii)  Final  judgment.   The  term  "final  judgment"  means  a
judgment, decree, or order which is not appealable or as to which the period for appeal has expired with no appeal taken.

                (iv) Settlement. The term "settlement" includes entry of a judgment by consent or confession or a plea of guilty or nolo contendere.

            (2) References in this Article to any individual or other person including any savings bank, shall include legal representatives, successors, and assigns thereof.

        (b) General. Subject to paragraphs (c) and (g) of this Article, the Company shall indemnify any person against whom an action is brought or threatened because that person is or was a director, officer, or employee of the Company, for:

            (1) Any amount for which that person becomes liable under a judgment in such action; and

            (2) Reasonable costs and expenses, including reasonable attorney's fees, actually paid or incurred by that person in defending or settling such action, or in enforcing his or her rights under this Article if he or she attains a favorable judgment in such enforcement action.

        (c)  Requirements.   Indemnification  shall  be  made  to  person  under
paragraph (b) of this Article only if:

            (1) Final judgment on the merits is in his or her favor; or

            (2) In case of:

                 (i) Settlement,

                 (ii) Final judgment against him or her, or

                 (iii) Final judgment in his or her favor, other than on the merits, if a majority of the disinterested directors of the Company determine that he or she was acting in good faith within the scope of his or her employment or authority as he or she could reasonably have perceived it under the circumstances and for a purpose he or she could reasonably have believed under the circumstances was in the best interests of the Company or its members.

However, no indemnification shall be made unless the Company gives the Office at least 60 days' notice of its intention to make such indemnification. Such notice shall state the facts on which the action arose, the terms of any settlement, and any disposition of the action by a court. Such notice, a copy thereof, and a certified copy of the resolution containing the required determination by the board of directors shall be sent to the Regional Director, who shall promptly acknowledge receipt thereof. The notice period shall run from the date of such receipt. No such indemnification shall be made if the Office advises the Company in writing, within such notice period, of his or her objection thereto.

        (d) Insurance. The Company shall obtain insurance to protect it and its directors, officers, and employees from potential losses arising from claims against any of them for alleged wrongful acts, or wrongful acts, committed in their capacity as directors, officers, or employees. The Company may not obtain insurance which provides for payment of losses of any person incurred as a consequence of his or her willful or criminal misconduct.

        (e) Payment of expenses. If a majority of the directors of the Company conclude that, in connection with an action, any person ultimately may become entitled to indemnification under this Article, the directors may authorize payment of reasonable costs and expenses, including reasonable attorneys' fees, arising from the defense or settlement of such action. Nothing in this paragraph
(e) shall prevent the directors of the Company from imposing such conditions on a payment of expenses as they deem warranted and in the interests of the Company. Before making advance payment of expenses under this paragraph (e), the Company shall obtain an agreement that the Company will be repaid if the person on whose behalf payment is made is later determined not to be entitled to such indemnification.

        (f) Exclusiveness of provisions. The indemnification of any person referred to in paragraph (b) shall be governed solely by these bylaws as provided for in 12 C.F.R. ss.545.121 (b) and the obtaining of insurance as referred to in paragraph (d) shall be governed by paragraph (d) of 12 C.F.R. ss.545.121.

        (g) The indemnification provided for in paragraph (b) is subject to and qualified by 12 U.S.C. 1821(k).

Item 7. Exemption From Registration Claimed.

        Not applicable.

Item 8. List of Exhibits.

Regulation S-K                                                                  Reference to Prior Filing or
Exhibit Number                      Document                                    Exhibit No. Attached Hereto
--------------                      --------                                    ----------------------------

         4        Form of Common Stock Certificate                              *

         5        Opinion of Luse Gorman Pomerenk & Schick, P.C.                Attached as Exhibit 5

         23.1     Consent of Luse Gorman Pomerenk & Schick, P.C.                Contained in Exhibit 5

         23.2     Consent of Independent Registered Public Accounting Firm      Attached as Exhibit 23.2

         24       Power of Attorney                                             Contained on Signature Page

         -----------------------
*        Incorporated by reference to Exhibit 1 to the Registration Statement on
         Form 8-A (File No. 000-49792) originally filed by the Company under the
         Exchange Act of 1934 with the Commission on May 2, 2002, and all amendments or reports filed for the purpose of updating such description.

Item 9. Undertakings

        The undersigned registrant hereby undertakes:

        1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

        2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

        3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Plan;

        4. That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

        5. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Jacksonville, state of Illinois, on this 15th day of September, 2009.


                                         JACKSONVILLE BANCORP, INC.



                                    By:  /s/ Richard A. Foss
                                         -----------------------------------
                                         Richard A. Foss
                                         President and Chief Executive Officer
                                         (Duly Authorized Representative)

                                POWER OF ATTORNEY

        We, the undersigned directors and officers of Jacksonville Bancorp, Inc. (the "Company") hereby severally constitute and appoint Richard A. Foss, as our true and lawful attorney and agent, to do any and all things in our names in the capacities indicated below which said Richard A. Foss may deem necessary or advisable to enable the Company to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the registration of participation interests under the Jacksonville Savings Bank 401(k) Profit Sharing Plan and Trust, including specifically, but not limited to, power and authority to sign for us in our names in the capacities indicated below the registration statement and any and all amendments (including post-effective amendments) thereto; and we hereby approve, ratify and confirm all that said Richard A. Foss shall do or cause to be done by virtue thereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the date indicated.

Signatures                                  Title                                 Date
----------                                  -----                                 ----


/s/ Richard A. Foss                         Director, President and               September 15, 2009
------------------------------------        Chief Executive Officer               ------------------
Richard A. Foss                             (Principal Executive Officer)




/s/ Diana S. Tone                           Chief Financial Officer               September 15, 2009
------------------------------------        (Principal Financial and Accounting   ------------------
Diana S. Tone                               Officer)




/s/ Andrew F. Applebee                      Chairman of the Board                 September 15, 2009
------------------------------------                                              ------------------
Andrew F. Applebee




/s/ John C. Williams                        Director, Senior Vice President       September 15, 2009
------------------------------------        and Trust Officer                     ------------------
John C. Williams



/s/ John M. Buchanan                        Director                              September 15, 2009
------------------------------------                                              ------------------
John M. Buchanan




/s/ Harmon B. Deal, III                     Director                              September 15, 2009
------------------------------------        ------------------                    ------------------
Harmon B. Deal, III




/s/ John L. Eyth                            Director                              September 15, 2009
------------------------------------                                              ------------------
John L. Eyth




/s/ Dean H. Hess                            Director                              September 15, 2009
------------------------------------                                              ------------------
Dean H. Hess




/s/ Emily J. Osburn                         Director                              September 15, 2009
------------------------------------                                              ------------------
Emily J. Osburn


        The Plan. Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the Plan) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Jacksonville, state of Illinois, on this 15th day of September, 2009.


                                            Jacksonville Savings Bank 401(k)
                                            Profit Sharing Plan and Trust

                                            /s/ John D. Eilering

                                            By: John D. Eilering
                                            Title: Vice President


Regulation S-K                                                                  Reference to Prior Filing or
Exhibit Number                      Document                                    Exhibit No. Attached Hereto
--------------                      --------                                    ----------------------------

         4        Form of Common Stock Certificate                              *

         5        Opinion of Luse Gorman Pomerenk & Schick, P.C.                Attached as Exhibit 5

         23.1     Consent of Luse Gorman Pomerenk & Schick, P.C.                Contained in Exhibit 5

         23.2     Consent of Independent Registered Public Accounting Firm      Attached as Exhibit 23.2

         24       Power of Attorney                                             Contained on Signature Page

         ------------------------
*        Incorporated by reference to Exhibit 1 to the Registration Statement on
         Form 8-A (File No. 000-49792) originally filed by the Company under the
         Exchange Act of 1934 with the Commission on May 2, 2002, and all amendments or reports filed for the purpose of updating such description.